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                                                                    Exhibit 99.4


                              PATHMARK STORES INC.
                          EXCHANGE OFFER IN RESPECT OF

                       UNREGISTERED 8 3/4% SENIOR SUBORDINATED NOTES DUE 2012 ($200,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING ISSUED JANUARY 29, 2002)

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To Registered Holders:

         We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Pathmark Stores Inc. ("Pathmark") to exchange $200,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2012 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for the outstanding unregistered $200,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2012 (the "old notes"), upon the terms and subject to the conditions set forth in the Prospectus dated _________, 2002 (the "Prospectus") and the related Letter of Transmittal.

         Enclosed herewith are copies of the following documents:

                  1. Prospectus dated ___________, 2002;

                  2. Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification;

                  3. Instruction to Registered Holder from Beneficial Owner; and

                  4. Letter to Clients which may be sent to your clients for whose account you hold old notes in your name or in the name of your nominee, which shall accompany the Instruction to Registered Holder from Beneficial Owner for obtaining such client's instruction with regard to the Exchange Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 2002 UNLESS EXTENDED BY PATHMARK IN ITS SOLE DISCRETION.

         The Exchange Offer is not conditioned upon any minimum number of old notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of old notes (a "Holder") will represent to Pathmark that:

         o the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the Holder;

         o neither the Holder nor any other recipient of the exchange notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or exchange notes;


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         o    neither the Holder nor any other recipient is an "affiliate" of
              Pathmark within the meaning of Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the Holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

         o if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with Pathmark or any "affiliate" of Pathmark within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange notes;

         o if the signatory is a broker-dealer, the signatory further represents and warrants that if it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offer; and

         o the Holder is not acting on behalf of any person or entity that could not truthfully make these representations.

         By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

         The enclosed Instruction to Registered Holders from Beneficial Owner contains an authorization by the beneficial owners of the old notes for you to make the foregoing representations.

         Pathmark will not pay any fee or commission to any broker or dealer or to any other person other than the exchange agents for the Exchange Offer. Pathmark will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus under the caption "The Exchange Offer--Fees and Expenses."

         Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, Wells Fargo Bank Minnesota, National Association, in the manner set forth below.

                  EXCHANGE AGENT:

     Wells Fargo Bank Minnesota, National Bank
            213 Court Street, Suite 902
                Middletown, CT 06457
           Attn: Corporate Trust Services
              Telephone: 860-704-6216
              Facsimile: 860-704-6219


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                                                 Very truly yours,


                                                 PATHMARK STORES INC.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PATHMARK OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF PATHMARK OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

























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